                                                                   EXHIBIT 10.N.

                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT


         Providentmutual Life and Annuity Company of America, Variable Insurance Products Fund II, and Fidelity Distributors Corporation hereby amend the Participation Agreement (the "Agreement"), dated September 1, 1993, as amended, by doing the following:

         The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

By:      /s/Mary Lynn Finelli
Name:    Mary Lynn Finelli
Title:   Vice President

VARIABLE INSURANCE PRODUCTS FUND II

By:      /s/Robert Dwight
Name:    Robert Dwight
Title:   Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:      /s/Mike Kellogg
         Mike Kellogg
         Executive Vice President

Execution Date: August 10, 2001

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                       Policy Form Numbers of Contracts
Date Established by Board of Directors             Funded By Separate Account

Providentmutual Variable Annuity                   Individual Flexible Premium Deferred Variable
Separate Account - May 9, 1991                     Annuity Contract (Market Street VIP/2) - Form PL512B

Providentmutual Variable Life Separate             Individual Flexible Premium Deferred Variable
Account - June 30, 1994                            Annuity Contract (Options VIP) - Form PL516B

                                                   Flexible Premium Adjustable Variable Life
                                                   Insurance Policy (Options VL) - Forms PLC131 &
                                                   PLC132

                                                   Flexible Premium Adjustable Survivorship
                                                   Variable Life Insurance Policy (Survivor
                                                   Options) - Form PLC134

                                                   Flexible Premium Adjustable Variable
                                                   Life Insurance Policy (Options Premier) -
                                                   Forms VL201 & VL202

                                                   Flexible Premium Adjustable Survivorship
                                                   Variable Life Insurance Policy (Survivor
                                                   Options Premier) - Form VL203






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